Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 5th day of March, 2014 by and between CodeSmart Holdings, Inc. (the “Company”), and the Investor set forth on the signature page affixed hereto (the “Investor”).

Recitals

A.     The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, $55,556 principal amount of convertible securities (representing a Ten percent (10%) original issuance discount), in the form attached hereto as Exhibit A (the “Debenture” or “Note”).

As further inducement to enter into this Agreement, the Company agrees to deliver Ten Thousand (10,000) fully-paid, non -assessable and unencumbered shares of the common stock of the Company to the Investor within Three (3) business days of executing this agreement.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. In addition to those terms defined above and elsewhere in this
Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means Fifty Thousand Dollars ($50,000).

“SEC Filings” has the meaning set forth in Section 2.

“SEC” means the United States Securities and Exchange Commission. “Securities” means the Debentures, the Incentive Shares and the Shares.

“Shares” means the shares of Common Stock issuable upon conversion of the
Debenture.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Debenture, the Company Representation Letter and the Irrevocable Transfer Agent Instructions.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.            Purchase and Sale of the Debenture. Subject to the terms and conditions of this Agreement, the Company shall sell and issue to the Investor (i) a Convertible Debenture in the principal amount of $55,556 together with 10,000 shares of its Common Stock.

3.            Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investor, the Company shall deliver to the Investor, a Debenture registered the name of the Investor, and the Investor shall cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Purchase Price for the Debenture (the “Closing Date”).

4.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4. 1          Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed on the Company’s public disclosures filed with the SEC.

4.2           Authorization. The Company has full power and authority and, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3           Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.

Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4           Valid Issuance. The Debenture has been duly and validly authorized and, when issued and paid for pursuant to this Agreement, shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the due conversion of the Debenture, the Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Debenture, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor.

4.5           Consents. The execution, delivery and performance by the Company of the Transaction Documents, and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws, and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Shares upon due conversion of the Debenture, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

4.6           Delivery of SEC Filings; Business. The Company has made available tothe Investor through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for its last fiscal year (the “10-K”), and all other reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7           Use of Proceeds. The net proceeds of the sale of the Debenture hereunder shall be used by the Company for working capital and general corporate purposes.

4.8           No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.9           Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.10         No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.11         No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.12         Private Placement. The offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5.             Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1           Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2           Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3           Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4           Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5           Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6           Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7           Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)            “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(i), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)            If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8           Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9           No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10         Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6.             Conditions to Closing.

6.1           Conditions to the Investor’s Obligations. The obligation of the Investor to purchase the Debenture at Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a)           The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b)            The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)             No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d)            The Company shall have executed and delivered the Convertible debenture and supporting documentation.

(e)            The Company shall have executed and delivered the Irrevocable Transfer Agent Instructions.

(f)             No stop order or suspension of trading shall have been imposed by the public markets on which the Company’s common stock is traded or quoted, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2           Conditions to Obligations of the Company. The Company's obligation to sell and issue the Debenture at Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)            The representations and warranties made by the Investor in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b)            The Investor shall have delivered the Purchase Price to the Company in accordance with the schedule outlined herein.

6.3            Termination of Obligations to Effect Closing; Effects.

(a)            The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)          Upon the mutual written consent of the Company and the Investor;

(ii)         By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)        By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.             Survival and Indemnification.

7.1            Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

7.2            Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

7.3           Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

8.           Miscellaneous.

8.1           Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by such Investor to the Company. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2           Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

8.3           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4           Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

CodeSmart Holdings, Inc.
275 Seventh Avenue, 7th Floor
New York, NY 10001
Attn: Ira Shapiro
Fax:

If to the Investor:

WHC Capital, LLC 303 Merrick Road Suite 504
Lynbrook, NY 11563
718.530.0184
Fax:

8.5           Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.6           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

8.7           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

 8.8           Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

8.9           Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.10         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. THE COMPANY AND INVESTOR WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEBENTURE OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASIS. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein will be finally settled by binding arbitration in New York, New York in accordance with the thencurrent Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply New York law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	CODESMART HOLDINGS, INC

By:
Name:
Title:

The Investor:		WHC CAPITAL, LLC, SERIES BRAVO

By:
Authorized Signatory

Disclosure Schedules

Schedule 4.3
Capitalization

Securities Type	Number of Authorized Shares	Number of Shares Outstanding	Underlying Common Stock
Common Stock	500,000,000	21,183,060	-
Preferred Stock	100,000,000	1 Series A Convertible Preferred Stock	1

On August 29, 2013, the Company issued a convertible debenture (the “Debenture”) in the principal amount of $150,000 to a certain accredited investor pursuant to a Debenture Purchase Agreement, dated August 27, 2013. The Debenture is of a term of one year and will accrue at an annual interest rate of 8%. The Debenture may be converted, at the option of the holder, into shares of the Company’s common stock, par value $.0001 (“Common Stock”) at a conversion price that is the lesser of (i) 65% of the average of the three lowest closing bid prices of the Common Stock during a period of 15 trading days prior to the conversion or (ii) $5.00.

On November 26, 2013, the Company granted an investor of an unsecured 90-day note of $100,000 in principal amount the right to convert such debt into the Company’s securities to be offered in a subsequent financing during the term of such note at 20% discount of a subsequent financing.

On December 9, 2013, the Board of Directors of the Company adopted CodeSmart Holdings, Inc. 2013 Stock Incentive Plan (the “Plan”). The aggregate number of shares of our common stock that may be issued under the Plan is 3,100,000 shares, which may be increased at the end of each fiscal year of the Company in the same proportion as the issued and outstanding stock of the Company during such fiscal year subject to a maximum of 15%. Currently, no equity compensation has been granted under the Plan.

On December 13, 2013, the Company executed a Securities Purchase Agreement, dated December 13, 2013 (the “Redwood SPA”) and consummated the sale on December 18, 2013 of its 10% Senior Secured Convertible Debenture (the “Debenture”) for gross proceeds of $175,000 to Redwood Fund III LTD (“Redwood III”).  On January 10, 2014, the Company executed a similar Securities Purchase Agreement with Redwood Fund II LLC (together with Redwood III, referred to as “Redwood”) for the sale of a second Debenture for gross proceeds of $175,000. The Debenture has 10% original issue discount, accrues interest at the annual rate of 10% and will be due on the six-month anniversary (“Maturity Date”). Redwood has the right to convert the Debenture on the Maturity Date at the lower of (i) $1 or (ii) 75% of the lowest trading price of Common Stock quoted by Bloomberg L.P. during the 10 trading days prior to Maturity Date. The Company also granted Redwood a first priority security interest in all of its assets to secure the repayment of the Debenture under a Security Agreement and a Stock Pledge Agreement that were executed in connection with the Redwood SPA. Redwood also has the right of first refusal to any subsequent financings of the Company for 18 months from the date of issuance of the Debenture. In connection with the transaction with Redwood, the Company issued to Garden State Securities, Inc., the placement agent for this transaction, warrants to purchase a total of 45,000 shares for a term of 3 years.

On December 17, 2013, the Company executed a Securities Purchase Agreement (the “SPA”), dated December 17, 2013, with ILIAD Research and Trading L.P. (the “Investor”) for the sale of its Convertible Promissory Note (the “Note”) and a warrant (the “Warrant”) to purchase 187,500 shares of Common Stock for gross proceeds of $200,000.  The sale of the Note and the Warrant to the Investor was funded and closed on December 19, 2013. The Note accrues interest at the annual rate of 10% and will be due on within 9 months from the issuance date (“Maturity Date”). The Investor has the right to convert the Note from time to time at the initial conversion price of $1.00 subject to adjustments set forth in the Note. The Company is under the obligation to repay the Note in cash or in shares of Common Stock in three equal installments on the seventh month anniversary, the eight month anniversary and the Maturity Date. If the Company elects to repay with Common Stock, the share price for calculating the number of shares to be issued is the lower of (i) then Conversion Price in effect, or (ii) the Market Price. The “Market Price” means 70% of the three lowest volume-weighted average prices (“VWAP”) of the Common Stock during the preceding 20 trading days, and if such three lowest VWAP is less than $1.00, “70%” shall be replaced with “65%.” The Investor also received the Warrant of a term of five years to purchase a total of 187,500 shares of Common Stock at the exercise price of $1.20 with a cashless exercise feature.

On December 19, 2013, the Company executed a Securities Purchase Agreement (the “SPA”), with Asher Enterprises, Inc. (“Asher”) for the sale of a Convertible Promissory Note (the “Asher Note”) for gross proceeds of $153,500 (the “Offering”).  The sale of the Asher Note was funded and closed on December 24, 2013. The Asher Note accrues interest at 8% per annum and will be due on September 20, 2014 (“Maturity Date”). Asher has the right to convert the Note from time to time starting from 6 months after the issuance date at the conversion price which equals to 65% of the Market Price (as defined below) subject to adjustments set forth in the Note. The “Market Price” means the average of the three lowest closing bid prices for the Common Stock during the ten trading day period prior to conversion.

On January 23, 2014, the Company sold a promissory note to JMJ Financial (“JMJ”) for gross proceeds of $100,000 (the “JMJ Note”) with 10% original issue discount. The Company will pay 8% of the outstanding principal to JMJ as due diligence expenses. If the Company repays JMJ Note within 90 days from the original issuance, there is no interest on such repayment. If the Company repays JMJ Note after the 90th day after the original issuance, then the Company shall repay with 12% interest on the outstanding principal. JMJ Note is convertible into the Company’s Common Stock at the lesser of $1.25 or 65% of the lowest trade price in the preceding 25 trading days. JMJ is also entitled to piggy-back registration rights.

On February 3, 2014, the Company sold to two accredited investors Convertible Promissory Notes (the “Feb Notes”) for gross proceeds of $100,000. The Feb Notes will be due in 9 months from issuance. The Feb Notes have 5% original issue discount and accrue interest at an annual rate of 9%. The Feb Notes are convertible, at the option of the investors, into shares of the Company’s Common Stock at 65% of the average of the two lowest closing bid prices in the preceding 10 trading days.

On February 12, 2014, the Company sold to Black Mountain Equities, Inc. (“Black Mountain”) a Convertible Promissory Note (the “BM Note”) for gross proceeds of initially $50,000 (the “BM Offering”).  The BM Offering is contemplating the sale of the BM Note up to aggregate gross proceeds of $250,000. The BM Note has 10% original issue discount. The BM Note matures one year from the issuance date and it shall pay a one-time 12% interest on the outstanding principal upon maturity. The BM Note is convertible, at the option of Black Mountain, into shares of the Company’s Common Stock at the lesser of $1.25 or 65% of the lowest trade price in the preceding 25 trading days. Black Mountain is also entitled to piggy-back registration rights with respect to the shares of Common Stock that are issuable upon conversion of the BM Note.

On February 13, 2014, the Company entered into a Debenture Purchase Agreement with Group 10 Holdings, LLC (“Group 10”) for the sale of a Convertible Debenture (the “Debenture”) for gross proceeds of $50,000 (the “Group 10 Offering”). The Debenture will mature on the first anniversary from issuance and if the Company elects to prepay the Debenture, the Company will need to pay the prepayment premium in accordance with the Debenture. The Debenture has a 10% original issue discount and accrues interest at the rate of 12% per annum. The Debenture is convertible at the lower of $0.85 or 65% of the lowest closing bid price in the preceding 20 trading days.

On February 20, 2014, the Company sold to Metolius Capital, LLC. (the “Metolius”) for the sale of a Convertible Promissory Note (the “Metolius Note”) for gross proceeds of $100,000.  The Metolius Note accrues interest at 12% per annum and will be due on November 18, 2014. Metolius has the right to convert the Metolius Note from time to time starting from 6 months after the issuance date at the conversion price which equals to 65% of the Market Price (as defined below) subject to adjustments set forth in the Metolius Note. The “Market Price” means the average of the three lowest intraday trading prices for the Common Stock during the ten trading-day period prior to conversion.